Exhibit 10.9





                          LOAN AND SECURITY AGREEMENT
                              dated April 10, 1995


                                    between


                       BANKAMERICA BUSINESS CREDIT, INC.

                                      and

                        PREMIER FINANCIAL SERVICES, INC.

ARTICLE ONE - DEFINITIONS

         Terms Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Adjusted Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Adjusted Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         Auto Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Auto Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Auto Reserve Percentage ("ARP")  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
         Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Bulk Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         Collection Account Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Contract Debtor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Dealer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Dealer Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Eligible Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         Emergent Financial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Excess Availability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
         GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Goods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Interest Payment Due Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Lender's Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Loss Reserve Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Modified Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         Net Charge Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Net Contract Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10



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
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Reference Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Reportable Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Rules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Total Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE TWO - LOAN

         Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         Monthly Statements Conclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE THREE - INTEREST AND OTHER CHARGES

         Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Interest Calculation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Payment of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         Default Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE FOUR - TERM

         Term of Agreement and Loan Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         Termination of Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE FIVE - SECURITY INTEREST IN COLLATERAL

         Creation of Security Interest in Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Delivery and Marking of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Protection of Collateral; Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         Release of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Monthly Reports Re Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         Verification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE SIX - RECORDS AND SERVICING OF CONTRACTS

         Records of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         Servicing of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         Termination of Collection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19





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
         Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE SEVEN - REPRESENTATIONS, WARRANTIES AND COVENANTS

         Representations and Warranties Reaffirmed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         Warranties and Representations Re Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         Warranties and Representations Re Collateral Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         Contract and Security Document Forms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Solvent Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Credit Guidelines  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         Organization, Authority, and Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Pending Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Transaction is Legal and Authorized  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Borrower's Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         Name Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         Offices; FTC; Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE EIGHT - FINANCIAL AND OTHER COVENANTS

         Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Uniform Commercial Code Financing Statements and Assignments of Contracts  . . . . . . . . . . . . . . . . . 26
         Maintenance of Properties and Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Unsubordinated Debt to Borrowing Base  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Total Debt Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Minimum Adjusted Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Minimum Borrowing Base . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Loss Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         Minimum Availability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Charge-Off Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Limitation on Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Limitation on Bulk Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Prohibition on Distributions; Structural Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         Subordinated Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         Merger; Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         Lender's Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30





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
ARTICLE NINE - INFORMATION AS TO BORROWER

         Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE TEN - CLOSING CONDITIONS

         Representations and Warranties; Covenants; Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         Termination of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         Payment of Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         Required Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

ARTICLE ELEVEN - EVENTS OF DEFAULT:  REMEDIES

         Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Interest or Principal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Payment of Other Sums   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Warranties or Representations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Breach of Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Material Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Voluntary Bankruptcy, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
                  Involuntary Bankruptcy, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Receiver, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Attachment, Judgment, Tax Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Default in Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Loss of License   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Assignment of Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                  Payment of Subordinated Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                  Breach of Collection Account Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                  Change of Stock Ownership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                  ermination Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         Default Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         Waiver of Right of Offset  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE TWELVE - GENERAL

         Invalidated Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         Application of Code to Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         Parties, Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         Total Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38





                                      (5)

         Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         Participating Lender's Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         Jury Trial Waiver, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41





                                      (6)

                          LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement ("Agreement") is made and entered into as of April 10, 1995, between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender"), doing business as "BA Business Credit, Inc.," having an address at 200 Lake Drive East, Suite 201, Cherry Hill, New Jersey 08002, and Premier Financial Services, Inc. ("Borrower"), a South Carolina corporation, whose chief executive office is located at 415 A Farrs Bridge Road, Greenville, South Carolina 29610.

         In consideration of the mutual covenants contained herein, the parties agree as follows.


                           ARTICLE ONE - DEFINITIONS

         1. Terms Defined. As used in this Agreement, the listed terms are defined as follows:

         1.1 Adjusted Tangible Assets shall mean all assets except: (a) trademarks, trade names, franchises, goodwill, and other similar intangibles;
(b) assets located and notes and receivables due from obligors domiciled outside the United States of America, Puerto Rico, or Canada; and (c) accounts, notes, and other receivables due from affiliates or employees.

         1.2 Adjusted Tangible Net Worth shall mean the remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of Borrower would be shown on a balance sheet at any date, but excluding any amounts arising from write-ups of assets, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet, and including as liabilities all reserves for contingencies and other potential liabilities.

         1.3 Advance shall mean the proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with the terms of this Agreement.

         1.4 Affiliate shall mean (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with, Borrower; (b) any Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of Borrower; or
(c) any Person, five percent or more of any class of the voting stock (or if such Person is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by Borrower. The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

         1.5 Auto Contract shall mean a Contract arising from a purchase money sale and financing of Goods.

         1.6 Auto Reserve shall mean, as of any date of calculation, an amount equal to (a) the Gross Contract Payments due under all Auto Contracts acquired during the Fiscal Year in which the calculation is made to and including the date of calculation, multiplied by (b) the Auto Reserve Percentage calculated for such Contracts.

         1.7 Auto Reserve Percentage ("ARP") for any period, shall mean the positive percentage determined in accordance with the following formula:

ARP = [The aggregate amount paid by Borrower to third parties for Auto Contracts acquired during the applicable period (excluding amounts attributable to license fees, taxes, and license plate fees included in the unpaid balance of such Auto Contracts); DIVIDED BY

         The sum of (a) the aggregate dealer cost of new automobiles which are the subject of such Contracts, plus (b) in the case of used automobiles, (i) the average trade-in value for all automobiles which are the subject of such Contracts, as established by the National Automobile Dealers Association Official Used Car Guide (the "Guide"), or (ii) the wholesale clean value of such automobiles, as established by the National Auto Research Black Book ("Black Book");]

         MINUS one hundred percent (100%).

The Guide and Black Book used shall be those in effect at the time Borrower purchased the subject Contract. In the event that the Guide or Black Book shall, at any time, cease to be published, then Lender shall thereafter select a comparable publication, as determined by Lender in its sole discretion, for determining the foregoing calculation.

         1.8 Availability shall mean, as of any date of calculation, eighty-five percent (85%) of the aggregate amount of all Net Contract Payments to be made under all of Borrower's Eligible Contracts.

         1.9 Borrowing Base shall mean the sum of the Adjusted Tangible Net Worth of Borrower, plus all Subordinated Debt of Borrower.

         1.10 Bulk Purchase shall mean the purchase of Contracts from a seller or sellers which are affiliates of one another in a single transaction or a series of integrated transactions, as determined by Lender in its sole discretion (e.g. a series of Contract purchases pursuant to a purchase agreement) with an aggregate purchase price $200,000 or more.

         1.11 Business Day shall mean any day that is not a Sunday or Saturday or any day on which banks in California are required or permitted to close.

         1.12 Carolina Investors shall mean Carolina Investors, Inc., a South Carolina corporation.

         1.13 Closing Date shall mean the date of the execution of this Agreement and the date of each Advance made hereunder.

         1.14 Code shall mean the Uniform Commercial Code as adopted and in force in the state of New Jersey as from time to time in effect and the Uniform Commercial Code of any other jurisdiction as required under New Jersey Statues Annotated, Section 12A:9-103.

         1.15 Collateral shall mean all of the following Property of Borrower, now owned and hereafter acquired:

                  a. all Contracts, including all returned or repossessed Goods relating to such Contracts, and all of Borrower's rights in the Property covered thereby;

                  b. all of Borrower's books and records relating to the Contracts (including, without limitation, all computer records, computer programs, and computer source codes);

                  c. all of Borrower's rights, but not its obligations, under all Dealer Agreements, including all rights to require a dealer to repurchase a Contract acquired from the Dealer;

                  d. all proceeds of insurance including, without limitation, property and casualty insurance, affecting the Contracts and the Property subject thereto; and

                  e. all proceeds, proceeds of proceeds, Property, Property rights, privileges and benefits arising out of, from the enforcement of, or in connection with the Contracts and the property rights and the policies of insurance referred to above, all credit balances in favor of Borrower on Lender's books, and all other general intangibles relating to or arising out of the Contracts;

                  f. all deposit accounts into which proceeds of the Contracts are deposited; and

                  g. any assets of Borrower in which Lender receives a security interest or which thereafter come into Lender's possession, custody, or control.

         1.16 Collection Account Agreement shall mean that certain Collection Account Agreement substantially in the form attached hereto as
Exhibit 1.16 and incorporated herein.

         1.17 Contract Debtor shall mean each Person who is obligated to Borrower to perform any duty under or to make any payment pursuant to the terms of a Contract.

         1.18 Contract shall mean a loan account, account, installment sale contract, contract right, Instrument, note, document, chattel paper, general intangible, and all other forms of obligations owing to Borrower, all rights of Borrower to receive payment thereunder, together with all other rights of Borrower obtained in connection therewith, and any collateral therefor, including all related Security Documents and all rights and security interests under the Security Documents.

         1.19 Dealer shall mean a dealer that has sold Goods to a Contract Debtor pursuant to a Contract.

         1.20 Dealer Agreement shall mean an agreement between Borrower and a Dealer that governs the sale or assignment of Contracts from such Dealer to Borrower, including any provisions relating to such sale or assignment (whether with or without recourse, a repurchase obligation by the Dealer or a guaranty by such Dealer) contained in such agreement.

         1.21 Debt shall mean all liabilities, obligations, and indebtedness of Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct or indirect, contingent, fixed, or otherwise, and including, without in any way limiting, the generality of the foregoing: (i) Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities to any

Person secured by a Lien on Borrower's Property, even though Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of Borrower prepared in accordance with GAAP; (iv) all obligations and liabilities created or arising under any lease or conditional sale or other title retention agreement with respect to Property used or acquired by Borrower, even if the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such property as would be shown a balance sheet of Borrower prepared in accordance with GAAP: (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; (vii) Subordinated Debt; and
(viii) deferred taxes.

         1.22 Default shall mean an event or condition the occurrence of which would, with a lapse of time or the giving of notice or both, become an Event of Default.

         1.23 Distribution shall mean, in respect of any corporation: (a) payment or making of any dividend or other distribution of Property in respect to the capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

         1.24 Eligible Contract shall mean only such Auto Contracts which Lender, in its sole discretion deems eligible, and without limiting Lender's discretionary rights, satisfy at all times all of the following requirements as determined by Lender, in its sole and absolute discretion:

                  a. strictly comply with all of Borrower's warranties and representations contained herein;

                  b. with respect to which the Contract Debtor is not more than sixty (60) days contractually delinquent in making a payment scheduled thereunder;

                  c. except as provided in subparagraph 1.24.b., neither Borrower nor the Contract Debtor is in default under the terms of the Contract (e.g., the Goods subject thereto are subject to repossession or have been sold and the proceeds thereof applied to the Contract balance (the latter sometimes being referred to as a "deficiency balance" Contract));

                  d. Borrower has not within any 12-month period granted to the Contract Debtor more than two extensions of time (each not longer than one month) for the payment of any sum due under the Contract;

                  e. are not subject to any defense, counterclaim, offset, discount, or allowance, credit, deduction, allowance, defense (including the defense of usury), or dispute;

                  f. are secured by a first priority, perfected security interest in Goods, and not any real estate;

                  g. the terms of the Contract and all related documents and instruments comply in all respects with all applicable laws;

                  h. all documents relating to the Contract, including those between Borrower and the Contract Debtor, have been executed, are satisfactory to Lender, and have been delivered to Lender or originals are readily available to Lender in the files of Borrower, all as required under the terms of this Agreement;

                  i.      the Contract Debtor is not an Affiliate of Borrower;

                  j. the creditworthiness of the Contract Debtor is acceptable to Lender. Without limiting the generality of the foregoing, the Contract Debtor's creditworthiness and the terms of the Contract shall conform to Borrower's credit guidelines;

                  k. the Contract Debtor is not subject to a bankruptcy proceeding except a Chapter 13 bankruptcy proceeding under which the Contract Debtor has entered into a confirmed payment plan in which the Contract Debtor has agreed to pay all sums owing under the Contract and the Contract Debtor is strictly and timely paying all sums as and when due under the plan;

                  l. with respect to Contracts acquired after the initial Closing Date, the term of the Contract, including all extensions thereof, shall not exceed the number of months indicated opposite the model year of the Goods at the inception of the Contract:

                     Model Years Old                    Maximum Term (Months)
                     ---------------                    ---------------------
                  New and Current Year                          60
                  1 and 2                                       48
                  3 and 4                                       42
                  5 and 6                                       30
                  7 and 8                                       18;

                  m. with respect to Contracts acquired after the initial Closing Date, the Goods which are the subject of the Contract are not more than eight model years old at the inception of the Contract;

                  n. with respect to Contracts acquired after the initial Closing Date, the milage of the Goods is no more than 100,000 miles at the inception of the Contract;

                  o. (i) at the time the Contract is pledged to Lender, Borrower has obtained a certificate of title reflecting Borrower as the lien holder in the Goods which are the subject of the Contract, or (ii) within one hundred-twenty (120) days following the earlier of the date such Contract was first entered into by Borrower and the Contract Debtor or the date the Contract was first acquired by Lender, Borrower has obtained such a certificate of title;

                  p. to the extent that the Contract balance includes sums representing the financing of so-called "extended warranty plans," such plans are (i) in substantial compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto, and (ii) underwritten by (x) a major automobile manufacturer, or an affiliate thereof, or (y) an independent reputable and financially sound insurance company;

                  q. under the terms of the Contract, the first scheduled payment due thereunder is due within forty-five days following the date the Contract Debtor first entered into the Contract and all other payments are scheduled to be made on the same date of each month thereafter;

                  r. the Contract provides that the unpaid principal balance thereof shall be payable in equal monthly payments which will amortize the full principal amount of the Contract over its scheduled term;

                  s. no portion of the proceeds of the Contract are used to acquire real property; and

                  t.      the Contract is not a Modified Contract.

         1.25 Emergent Financial shall mean Emergent Financial Corporation, a South Carolina corporation.

         1.26 Emergent Group shall mean Emergent Group, Inc., a South Carolina corporation.

         1.27 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.28 Excess Availability shall mean, as of the date of determination, the remainder of (a) Availability, minus (a) the unpaid balance of the Loan.

         1.29 Fiscal Year shall mean Borrower's and Emergent Financial's fiscal year for accounting purposes. The current fiscal year of Borrower and Emergent Financial will end on December 31, 1995.

         1.30 GAAP shall mean at any particular time, with respect to Borrower, generally accepted accounting principles as in effect at such time, consistently applied; provided, however, that if employment of more than one principle shall be permissible at such time in respect of a particular accounting matter, "GAAP" shall refer to the principle which is then employed by Borrower with the concurrence of its independent certified public accountants, who are acceptable to Lender.

         1.31 Goods shall mean any new or used two-axled passenger vehicles sold under a Contract, including equipment sold or financed in connection therewith, each being intended principally for personal or family use by the Contract Debtor.

         1.32 Guaranty shall mean the Continuing Guaranty of the Obligations made by Carolina Investors and Emergent Financial in favor of and delivered to Lender pursuant to Section 10.2 hereof.

         1.33 Instruments shall have the same meaning as given to that term in the Code, and shall include all negotiable instruments, notes secured by mortgages or trust deeds, and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease, and is of a type which is, in the ordinary course of business, transferred by delivery with any necessary endorsement or assignment.

         1.34 Interest Payment Due Date shall have the meaning given to that term in section 3.3.

         1.35     Lender's Expenses shall mean:

                  a. Expenses incurred by Lender in the preparation of this Agreement (and Borrower shall not be liable for any such costs in excess of $5,000) and any and all amendments thereto, including its outside attorney's fees and internally allocated costs of in-house counsel, if any;

                  b. Except as otherwise expressly provided herein, all expenses incurred by Lender in the administration of this Agreement and the Loan, including but not limited to mailing costs and accounting fees;

                  c. All taxes levied against or paid by Lender (other than taxes on, or measured by, the income of Lender) and all filing and recording fees, costs and expenses which may be incurred by Lender in respect to the filing and/or recording of any document or instrument relating to the transactions described in this Agreement;

                  d. All costs and expenses (including all allocated costs of staff counsel) incurred by Lender to collect the Collateral (with or without suit), correct any Default or Event of Default, enforce any provision of this Agreement, or gain possession of, maintain, handle, preserve, store, ship, prepare for sale, and/or advertise to sell the Collateral, whether or not the sale is consummated and collecting the Collateral with or without suit; and

                  e. All costs, attorney's fees, and expenses of any kind (including all allocated costs of staff counsel) incurred in the enforcement of this Agreement or the defense of legal proceedings involving any claim made against Lender arising out of this Agreement or the protection of the Collateral.

         1.36 Lien shall mean: (a) any interest in Property securing an obligation owed to, or a claim of a Person other than the owner of the Property, whether such interest is based on common law, statue, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale contract, trust receipt, or lease, consignment or bailment for security purposes; and (b) to the extent not included under clause "(a)," any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restrictment, lease, or other title exception or encumbrance affecting Property.

         1.37 Loan shall mean, collectively, all loans and Advances provided for under Article Two hereof.

         1.38 Loan Documents shall mean this Agreement and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, Lender's Liens, or any other aspect of the transactions contemplated by this Agreement.

         1.39 Loss Reserve Percentage shall mean, as of the date of determination, the greater of (a) three percent (3%), or (b) the percentage calculated by dividing (i) the aggregate amount of all Net Charge-Offs during each of the twelve (12) calendar months immediately preceding the date of calculation (numerator), by (ii) the average monthly amount of Net Contracts Payments outstanding as of the last day of each of those twelve (12) months (denominator).

         1.40 Modified Contract shall mean a Contract which, at any time, either (a) was in default for failure to pay for more than sixty (60) days after its original contractual due date any payment due thereunder and such payment default was cured by adjusting or amending the Contract terms, or accepting a reduced payment or otherwise, or (b) is a refinance or renewal of a prior Contract with the Contract Debtor to accomplish any of the foregoing.

         1.41 Net Charge Offs for any period shall mean the aggregate amount of all payments due under Contracts which have been charged off during such period, as reduced by the amount of cash actually received by Borrower during the such period with respect to Contracts which have been charged off during previous periods or such period.

         1.42 Net Contract Payments shall mean, as of the date of calculation, the remainder of (a) the aggregate amount of all presently due and future, unpaid, noncancelable installment payments to be made under a Contract, regardless of the method of interest calculation (i.e., interest bearing or pre-computed), minus (b) the aggregate amount of all unearned finance charges, unearned discounts, unearned fees, the Auto Reserve, and unearned insurance premium income applicable thereto or included therein, as appropriate. (In the event that the Contracts are acquired from third parties for a price which is less than the amount of the payments due thereunder, then such lesser sum shall be used in the foregoing calculation.)

         1.43 Obligations shall mean all present and future loans, advances, liabilities, covenants, duties, and Debts owing by Borrower to Lender under the terms of this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including without limitation, all interest, charges, expenses, fees, Lender's Expenses, attorneys fees, filing, and any other sums chargeable to Borrower hereunder or under another Loan Document.

         1.44 Participant shall mean any financial institution which has been or will be granted the right by Lender to participate in the Loan and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

         1.45 Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, or any other entity.

         1.46 PBGC shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the functions thereof.

         1.47 Plan shall mean any pension or other employee benefit plan which is subject to Title IV of ERISA, and which is: (a) a plan maintained by Borrower; (b) a plan to which Borrower contributes or is required to contribute; (c) a plan to which Borrower was required to make contributions at any time during the five calendar years preceding the date of this Agreement; or (d) any other plan with respect to which Borrower has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the PBGC.

         1.48 Property shall mean any interest in any kind of property or asset, whether personal or real property, or mixed, or tangible or intangible.

         1.49 Reference Rate shall mean the rate established from time to time by Bank of America, N.T. & S.A., San Francisco, California ("Bank"), in its sole discretion as its reference rate. The

Reference Rate is not the lowest interest rate available from Bank. The Bank's Reference Rate is based upon various factors, including Bank's costs and desired return, general economic conditions, and other factors. Loans may be priced at, above, or below the Reference Rate. The Reference Rate is merely a reference rate with respect to which effective rates of interest are calculated. In the event Bank shall abolish or abandon the practice of establishing its Reference Rate, Lender shall designate a comparable reference rate which shall be deemed to be the Reference Rate hereunder.

         1.50 Reportable Event shall have the meaning assigned to that term in Title IV of ERISA, including, without limitation, a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

         1.51 Rules shall mean any law, regulation, or rule of practice whether or not having the force of law, by which Lender, Borrower, or any Participant is bound or to which it adheres.

         1.52 Security Documents shall mean all security agreements, chattel mortgages, deeds of trust, mortgages, or other security instruments, guaranties, sureties, and agreements of every type and nature (including a certificate of title) securing the obligations of a Contract Debtor under a Contract.

         1.53 Subordinated Debt shall mean all Debt of Borrower which at all times during the term of this Agreement is (a) subordinated to Borrower's Obligations hereunder pursuant to a written subordination agreement, the terms of which are satisfactory to Lender in its sole and absolute discretion; and
(b) has a then-remaining term to maturity in excess of twelve (12) months.

         1.54     Total Credit Facility shall mean $3,000,000.

         1.55 Unused Line Fee shall have the meaning given to that term in section
                                     3.4.


                               ARTICLE TWO - LOAN

         2.       Loan.

                  a. Upon the request of Borrower, made from time to time during the term hereof, Lender agrees to lend Borrower an aggregate principal amount not to exceed the lesser of (i) the Total Credit Facility or (ii) Borrower's Availability; provided, however, no Advances will be made to Borrower if a Default or an Event of Default exists. All such Advances shall be added to the Loan when made. Subject to the other terms and conditions of this Agreement, funds paid by Borrower to Lender in full or partial repayment of the Loan, during the term of this Agreement, may be re-borrowed by Borrower.

                  b. Lender, in its sole and absolute discretion, may elect to make Advances in excess of Borrower's Availability on one or more occasions (such financial accommodations are hereinafter referred to as "Over Advances"), but if it does so, Lender shall not be deemed thereby to have changed the limits of the Total Credit Facility or Availability. Immediately upon demand by Lender for repayment of the Over Advance, Borrower shall make such payment, without penalty or fee. All Over Advances shall constitute part of the Loan hereunder and shall be subject to all of the terms and conditions of this Agreement.

                  c. Upon Lender's request, each time Borrower requests an Advance, Borrower shall deliver to Lender a Collateral and Loan Status Report and Monthly Report of Delinquent Accounts on forms provided by Lender (or on such other form approved by Lender), in which Borrower has computed its Availability, the amount of the requested Advance, and has provided the other information requested therein.

                  d. Each Advance request shall be conclusively presumed to be made by a person authorized by Borrower to do so and the transmittal by Lender to Borrower of the requested Advance to Borrower's bank account shall conclusively establish the obligation of Borrower to repay such Advance as provided herein. All Lender's Expenses and other charges due from Borrower to Lender pursuant to this Agreement, may, at Lender's option, be charged as Advances to the Loan as of the date due from Borrower or the date paid or incurred by Lender, as the case may be.

         2.1 Monthly Statements Conclusive. Lender shall render monthly statements reflecting the amount of the Obligations owing by Borrower to Lender, including statements of all principal, interest, and Lender's Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and shall constitute an account stated (except for reversals and re-applications of payments made to Lender as permitted under this Agreement and correction of errors discovered by Lender) between Borrower and Lender unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto specifying the errors, if any, contained in any such statement.


                   ARTICLE THREE - INTEREST AND OTHER CHARGES

         3.1 Interest Rate. The Loan, until paid in full, shall bear interest on the unpaid principal balance thereof from the initial funding date of each Advance, at the Reference Rate plus one and one-half percent (1.5%) per annum. The interest rate shall be adjusted as, when, and effective as of the date any change in the Reference Rate occurs. Changes in the Reference Rate shall occur without notice or demand of any kind.

         3.2 Interest Calculation. All interest shall be computed at the close of each day by multiplying the outstanding Loan balance hereunder at the close of business on that day by a daily interest factor, which daily interest factor shall be calculated by dividing the aforesaid interest rate in effect on that day by 360 (which results in more interest being charged than if 365 were used). All Interest so computed shall accrue for each and every day (365 days per year, 366 days per leap year) on which any part of the Loan remains outstanding hereunder, including the day on which any Advance is made regardless of the time of day the Advance is made, and including the day on which funds are repaid unless repayment is credited by Lender to the Loan prior to the close of Lender's business on the day of receipt.

         3.3 Payment of Interest. Until all Obligations have been paid in full, interest for each month shall be due and payable on the fifteenth day of each month ("Interest Payment Due Date"), beginning with the fifteen day of the month immediately following the Closing Date. The monthly interest charge shall be due and payable in full either by wire transfer of immediately available funds or by such other means as is satisfactory to Lender. In the event the fifteenth day of a particular month is not a Business Day, then the Interest Payment Due Date shall be the first Business Day immediately preceding the fifteenth day of a month which is a Business Day.

         3.4 Unused Line Fee. For every month during the term of this Agreement, Borrower shall pay to Lender a fee ("Unused Line Fee") in an amount equal to one quarter of one percent (.25%) per annum, multiplied by the amount by which (a) the Total Credit Facility exceeds (b) the average closing daily unpaid balance of the Loan during such month. Such fee, if any, shall be calculated on the basis of a year of 360 days, actual days elapsed, and shall be payable to Lender on the Interest Payment Due Date with respect to the prior month.

         3.5 Default Interest Rate. Should an Event of Default occur under this Agreement then effective as of the date of the Event of Default, interest shall accrue on the entire Loan balance at the interest rate specified herein, and in addition thereto a default charge shall accrue at a rate ("Default Rate") of five percent (5%) per annum on the closing daily balance of the Loan outstanding, such default charge being due and payable together with and in the same manner as interest as hereinabove provided, except that, if not sooner due and payable, all such interest and default charges shall be paid at the time of and as a condition precedent to the curing of any such Event of Default should Lender, at its sole option, allow such Event of Default to be cured.

         3.6 Maximum Interest Rate. In no event shall the interest rate and other charges exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event a court determines that Lender has received interest and other charges in excess of the highest rate applicable hereto, Lender shall apply such excess to the principal balance of the Obligations as of the date of such determination. If no Obligations are then outstanding, then Lender shall refund to Borrower such excess.

         3.7 Capital Adequacy. If any existing or future law, regulation, or guideline, or the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, shall either (i) impose, modify, or deem applicable or result in the application of, any reserve, special deposit, capital maintenance, capital ratio, or similar requirements against loans or loan commitments made by Lender or against any other extensions of credit or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by Lender, or (ii) cause Lender, in anticipation of the effectiveness of any capital maintenance, capital ratio, or similar requirement, to take reasonable action to enable itself to comply therewith, or (iii) impose on Lender any other condition regarding this Agreement or the Total Credit Facility, and the result of any event referred to in clause (i), (ii), or (iii) above shall be to increase the cost to Lender of making or maintaining, or to impose upon Lender, or increase, any capital requirement applicable as a result of the making or maintenance of, the Total Credit Facility or the Obligations of Borrower or to reduce the amounts receivable by Lender hereunder (which increase in cost or increase in (or imposition of) capital requirements or reduction in amounts receivable may be determined by Lender's reasonable allocation of the aggregate of such cost increases, capital increases, or impositions or reductions in amount receivable resulting from such events), then, upon demand by Lender, Borrower shall, at Borrower's option, either (a) pay to Lender all outstanding Obligations without payment of the early termination and prepayment premiums, described in Section
4.1 hereof and terminate this Agreement, or (b) immediately pay to Lender sufficient to compensate Lender for such increased cost or increase in (or imposition of) capital requirements or reduction in amounts receivable by Lender from the date of such change to the extent such costs, capital requirements and reductions are not reflected in increases in the Reference Rate, together with interest on each such amount from the date demanded until payment in full thereof at the Default Rate of interest specified in Section
3.6 hereof. Upon the occurrence of any event referred to in clause (i), (ii), or (iii) above, a certificate setting forth in reasonable detail the increased cost, reduction in amounts receivable, or amounts necessary to compensate Lender as a result of an increase in (or imposition of) capital requirements submitted by Lender to Borrower, shall be conclusive, absent manifest error, for all purposes.


                              ARTICLE FOUR - TERM

         4.1 Term of Agreement and Loan Repayment. This Agreement shall have a term commencing on the date appearing on the first page hereof and
terminating on April    , 1997 ("Maturity Date").  The Loan shall be due and
payable in full on the Maturity Date without notice or demand and shall be repaid to Lender by a wire transfer of immediately available funds. Borrower may terminate this Agreement prior to the Maturity Date by: (a) giving Lender at least sixty (60) days prior notice of intention to terminate this Agreement;
(b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; and (c) paying to Lender an early termination fee equal to (i) one percent (1%) of the Total Credit Facility in the event the effective date of termination is before the first anniversary date of this Agreement; and (ii) one-half of one percent (.5%) of the Total Credit Facility in the event the effective date of termination occurs on or after the first anniversary date of this Agreement, but before the second anniversary date of this Agreement. No early termination fee shall apply thereafter. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may immediately terminate further performance under this Agreement without notice or demand.

         4.2 Application of Payments. All payments made by Borrower shall be applied (i) first to the payment of fees, interest, expenses, and all other Obligations due and payable except unpaid principal, as determined by Lender, and (ii) second, to the payment of unpaid principal that is due and payable; provided, however, that during the continuance of an Event of Default, Lender may apply all such payments to the Obligations of Borrower in any amounts and in any priority as Lender shall determine in its sole discretion.

         4.3 Termination of Security Interests. Notwithstanding termination, until the Loan and all other Obligations have been fully repaid (which shall be deemed to occur only when Lender has received good funds), Lender shall retain a security interest in all Collateral existing and thereafter arising and Borrower shall continue to observe each and every covenant contained herein. Without limiting the generality of the foregoing, Borrower shall continue to assign to Lender all Contracts and security therefor and shall, upon Lender's request, immediately turn over to Lender, in kind, all proceeds received respecting the Collateral. Only after termination and when Lender has received payment in full of the Loan and all other Obligations, shall Lender execute a termination of all security agreements and security interests given by Borrower to Lender hereunder.


                 ARTICLE FIVE - SECURITY INTEREST IN COLLATERAL

         5.1 Creation of Security Interest in Collateral. Borrower hereby irrevocably and unconditionally grants, transfers, and assigns to Lender a security interest in all the Collateral and in all of Borrower's rights therein, whether presently existing or hereafter acquired or arising, in order to secure prompt payment of the Loan and payment and the performance by Borrower of all its other Obligations under this Agreement. Lender's security interest in the Collateral shall attach to all the Collateral without further act by Lender or Borrower. In the event any Collateral is evidenced by or consists of

Instruments, Borrower shall immediately, upon receipt thereof, endorse or assign (as appropriate), and deliver to Lender such Instruments.

         5.2 Financing Statements. Borrower agrees, at its own expense, to execute financing statements, continuation statements, and assignments of financing statements provided for by the Code, together with any and all other instruments or documents and to take such other action, including delivery, as may be required to perfect or maintain Lender's security interest in the Collateral, and to execute and record an assignment of any deed of trust or mortgage naming Borrower as the beneficiary and a Contract Debtor as trustor. Unless prohibited by law, Borrower hereby appoints Lender and Lender's designee as Borrower's attorney-in-fact (such appointment being coupled with an interest and is, therefor, irrevocable) to sign Borrower's name and file or record, as the case may be, at any time any such financing statements on Borrower's behalf.

         5.3 Location of Collateral. Borrower represents and warrants that except for Collateral which has been delivered to Lender under the terms hereof: (a) Schedule 5.3 is a correct and complete list of the location of all books and records concerning the Collateral, the locations of the Collateral, and location of all of Borrower's places of business; and (b) the Collateral shall remain at all times in the possession of Borrower. Borrower covenants and agrees that, except for Collateral in the possession of Lender, it will not maintain the Collateral at any location other than those listed in Schedule 5.3, and will not otherwise change or add to those locations, unless it gives Lender at least 30 days prior notice thereof and executes and delivers to Lender any and all financing statements and other documents that Lender requests in connection therewith. Notwithstanding any provision of this Agreement to the contrary, upon the occurrence of a Default, Borrower shall upon Lender's request immediately deliver to Lender, all Contracts and related Security Documents then existing and thereafter arising.

         5.4 Delivery and Marking of Collateral. a. In the event that any of the Collateral is evidenced by Instruments, then prior to any Advance with respect thereto, Borrower shall endorse to Lender's order and deliver to Lender the original of such Instruments to Lender.

                  b. Except with respect to Instruments delivered to Lender pursuant to section 5.4(a) above, Borrower shall immediately following the execution or receipt of a Contract, stamp on the Contracts, the following words: "This document is subject to a security interest in favor of BankAmerica Business Credit, Inc."

         5.5      Protection of Collateral; Reimbursement.

                  a. Borrower shall pay all expenses of protecting, storing, insuring, handling, maintaining, and shipping the Collateral and any and all excise, Property, sales, and use taxes levied by any state, federal or local authority on any of the Collateral or in respect of the sale thereof.

                  b. If Borrower fails promptly to pay any portion of the expenses specified in subsection 5.5 (a) when due, Lender may, at its option (but shall not be required to) pay the same and charge such amount to the Loan balance, and Borrower agrees promptly to reimburse Lender therefor with interest accruing thereon daily at the rate of interest from time to time in effect. All sums so paid or incurred by Lender for any of the foregoing and any and all sums for which Borrower may become liable under this Agreement and all costs and expenses (including Lender's Expenses) which Lender may incur in enforcing or protecting its Lien or rights and interest in the Collateral or any of its rights or remedies under this Agreement or any other agreement between the parties hereto or in respect of any of the transactions occurring under the Contracts until paid by Borrower to Lender with interest at the rate of interest from time to time in effect, shall be considered as part of the Obligations and, as such, shall be secured by all the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any carrier, forwarding agency, or other person whatsoever, but the same shall be at Borrower's sole risk.

         5.6 Release of Collateral. Borrower shall not sell any of the Collateral or any interest therein without Lender's prior written consent which shall not be unreasonably withheld or delayed.

         5.7 Monthly Reports Re Collateral. Borrower shall deliver to Lender, within fifteen (15) days after the end of each calendar month during the term of this Agreement, and at any other time specified by Lender, all of the following documents (which shall be satisfactory to Lender, in a form and content):

                  a. A Collateral and Loan Status Report and Monthly Report of Delinquent Accounts and Repossessed Collateral on forms provided by Lender (or on such other form approved by Lender), containing the information requested therein;

                  b. A report listing each Contract under which any scheduled payment thereunder is sixty (60) days or more past due, as determined on a contractual basis; and

                  c. A certificate executed by the chief financial officer of Borrower, certifying, inter alia, that Borrower is in compliance with all terms, covenants, and conditions contained in this Agreement and no Default or Event of Default then exists.

         5.8 Inspection. Borrower shall permit Lender and its representatives to make such verification and inspection of the Collateral and to make audits and inspections, at any time and as frequently as Lender desires of Borrower's books, accounts, records, correspondence and such other papers as it may desire. Borrower shall pay to Lender an annual audit fee ("Audit Fee") in order to reimburse Lender for the costs of such verifications, audits, and inspections, equal to the sum of (a) $2,500, plus (b) $1,500 for each additional office of Borrower opened after the date appearing on page one of this Agreement. The Audit Fee shall be payable in equal monthly installments, each of which is due on each Interest Payment Due Date, commencing with the month immediately following the date appearing on page one of this Agreement. Notwithstanding the foregoing, upon the occurrence of any Event of Default, Borrower shall pay all of Lender's costs incurred in connection with the verification, audit, and inspection of the Collateral without regard to the foregoing limitations. Borrower shall supply copies of and permit Lender to copy such records and papers as Lender may request, and shall permit Lender to discuss Borrower's affairs, finances, and accounts with Borrower's employees, partners and independent public accountants (and by this provision Borrower hereby authorizes said accountants to discuss with Lender the finances and affairs of Borrower and each of its subsidiaries) all at such reasonable times and as often as may be reasonably requested. Borrower further agrees to supply Lender with such reasonable information relating to Borrower and the Collateral as Lender shall request. In the event of any litigation between Borrower and Lender, any right of civil discovery shall be in addition to, but not in lieu of, Lender's rights under this section.

         5.9 Verification. Lender may, from time to time, verify directly with Contract Debtors the validity, amount, and any other matters relating to the Collateral by means of mail, telephone, or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose.

                ARTICLE SIX - RECORDS AND SERVICING OF CONTRACTS

         6.1 Records of Contracts. Borrower shall keep or will cause to be kept in a safe place, at its chief executive office and other locations specified in Schedule 5.3, proper and accurate books and records pertaining to the Collateral. Borrower shall maintain a system, satisfactory to Lender, for duplicating and storing, at a secure location, a duplicate set of books and records concerning the Collateral. In addition, Borrower shall maintain a credit file for each Contract Debtor, containing financial information reflecting the creditworthiness of each Contract Debtor.

         6.2 Servicing of Contracts. At no expense to Lender, Borrower shall diligently and faithfully perform the following services relating to the Contracts until (a) the occurrence of an Event of Default or a Default (all as hereinafter defined) which Default could have a material adverse effect on Borrower (as determined by Lender in its sole and absolute discretion), and (b) Lender has notified Borrower in writing that Borrower shall cease providing such services:

                  a. Borrower shall collect all payments and other proceeds of the Contracts and other Collateral; and

                  b. Borrower shall perform customary insurance follow-up with respect to each policy of insurance covering the Property which is the subject of the Contracts.

         6.3 Termination of Collection Rights. Following the occurrence of either an Event of Default or a Default which Default could have a material adverse effect on Borrower (as determined by Lender in its sole and absolute discretion), all rights of Borrower to collect any payments due under the Collateral and all rights of Borrower to exercise the consensual rights which it would otherwise be entitled to exercise with respect thereto, shall, at the option of Lender and upon written notice from Lender to Borrower, immediately terminate. Borrower acknowledges and agrees that following an Event of Default Lender shall be entitled to receive all of the Contract payments, without deduction, even though this may render Borrower insolvent and leave Borrower without any funds to pay its operating expenses. Borrower, at Lender's request, shall immediately provide Lender with a current list of the names, addresses, and Contract account numbers for all Contract Debtors and shall, at Lender's request following an Event of Default, immediately direct all Contract Debtors (pursuant to a form of notice prepared by Lender) to make all payments due under the Contracts and the Collateral directly to Lender or to a bank account designated by Lender, and Borrower shall otherwise cooperate with Lender in that regard.

         6.4 Collection Account. While any portion of the Loan is unpaid, Borrower shall immediately, upon receipt thereof, deposit all cash proceeds of the Collateral (including, for example, all regular monthly payments received in connection with the Contracts) into a Collection Account, established by Borrower and Lender under a Collection Account Agreement between Borrower, Lender, and the bank identified therein. If, at any time, either (i) Borrower's then-existing Excess Availability is equal to or less than seven and one-half percent (7.5%) of the then-outstanding Loan amount; or (ii) upon the occurrence of an Event of Default under this Agreement, then at all times thereafter, Borrower's right to withdraw any funds from the Collection Account shall immediately terminate and only Lender shall thereafter have a right to withdraw any funds from the Collection Account. Lender shall reinstate Borrower's right to withdraw funds from the Collection Account in the event (a) Borrower's Excess Availability is, at all times, equal to or greater than seven and one-half percent (7.5%) of the Loan balance during any 90-day period following the date of termination of Borrower's Collection Account withdrawal rights and no Default or Event of Default occurs during that period, where Borrower's withdrawal rights were terminated because of inadequate Excess Availability or (b) Lender, in its sole discretion, waives or allows to be cured (if curable) the Event of Default which resulted in the termination of the Borrower's withdrawal rights and no additional grounds for terminating Borrower' withdrawal rights (e.g., a new Default or Event of Default) occurs during any 90-day period following the date of termination of Borrower's Collection Account withdrawal rights, where Borrower's withdrawal rights were terminated because of the occurrence of an Event of Default.


           ARTICLE SEVEN - REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Representations and Warranties Reaffirmed. Borrower represents and warrants by its execution of this Agreement, by each report delivered to Lender concerning the Collateral and with each Advance request, the following matters as of each Closing Date. Each warranty and representation shall be deemed to be material and to be automatically repeated with each Advance and shall be conclusively presumed to have been relied upon by Lender regardless of any information possessed or any investigation made by Lender. The warranties and representations shall be cumulative and in addition to all other warranties, representations, and agreements which Borrower shall give or cause to be given to Lender, either now or hereafter.

         7.2 Warranties and Representations Re Contracts. With respect to the Contracts, Borrower represents and warrants that:

                  a. Each Contract is a bona fide, valid, and binding obligation of the Contract Debtor, enforceable in accordance with its terms, and Borrower does not know of any fact which impairs or will impair the validity of any such Contract.

                  b. Each Contract is free of any prior assignment, security interest, Lien, claim, or encumbrance in favor of any Person other than Lender.

                  c. Each Contract correctly sets forth the terms thereof between Borrower and the Contract Debtor, including the interest rate applicable thereto and the subject personal property collateral therefor.

                  d. The signatures of all Contract Debtors are genuine and, to the knowledge of Borrower, each Contract Debtor had the legal capacity to enter into and execute such documents on the date thereof.

                  e. There is only one original counterpart of the Contract executed by the Contract Debtor which is in the possession of Borrower (with the possible exception of one duplicate original counterpart which, if in existence, is in the Contract Debtor's sole possession).

         7.3 Warranties and Representations Re Collateral Generally. With respect to all Collateral, including the Contracts, Borrower represents, warrants, and covenant, that:

                  a. All state and federal laws have been complied with in conjunction with the Collateral, the noncompliance with which would have an adverse impact on the value, enforceability or collectability of the Collateral.

                  b. At the time of the pledge to Lender of any Collateral by Borrower, Borrower has good and valid title to, and full right and authority to pledge, the same to Lender.

                  c. Lender has at all times a first priority, perfected, Lien in all of the Collateral.

                  d. the Collateral (i) is owned solely by Borrower, and no other person, other than Lender, has or will have any right, title, interest, claim or Lien therein and in any money resulting from the lease, rental, sale or other disposition thereof, and (ii) shall remain free and clear of any Liens, excepting for Liens hereby granted to Lender.

                  e. Except as is otherwise consistent with prudent collection practices for companies in Borrower's line of business, Borrower shall not compromise for less than the full face value, or release in whole or in part any person liable for the payment of, or allow any credit whatsoever against, any portion of the Collateral, except for the amount of cash to be paid upon any such Collateral or any Instrument or document representing such Collateral; and

                  f. Borrower shall pay and discharge, when due, all taxes, levies, assessments and other charges upon the Collateral. Other than as expressly specified herein, Lender shall not be required to take any steps to perfect its security interest in the Collateral or to collect or realize upon the Collateral. Any distribution of interest or principal, or loss of the Collateral or any of the Property secured thereby, shall not release Borrower from any of the Obligations.

         7.4 Contract and Security Document Forms. Borrower covenants that only Contracts in a printed form(s) previously approved in writing by Lender shall be used by Borrower for all transactions which may now exist and which may exist in the future. Borrower shall not change or vary the printed terms of such Contracts without Lender's prior written consent, unless such change or variation is expressly required by applicable state and federal laws. Lender may reasonably withhold its consent until Lender receives a satisfactory opinion of Borrower's counsel regarding compliance of the revised form of Contract with all applicable federal and state statutes.

         7.5 Solvent Financial Condition. Immediately prior to each Closing Date, the present fair salable value of the assets of Borrower is greater than the amount required to pay its liabilities, and Borrower is able to pay its debts as they mature.

         7.6 Credit Guidelines. Borrower shall not make any changes in its credit guidelines (a copy of which has been previously furnished by Borrower to Lender) without Lender's prior written consent which Lender may withhold in its sole and absolute discretion. Borrower's credit guidelines shall state in detail the credit criteria used by Borrower in determining the creditworthiness of Contract Debtors with regard to the Contracts originated by Borrower and/or originated by third parties and acquired by Borrower, as appropriate.

         7.7 Organization, Authority, and Capital Structure. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ii) has all requisite power and authority and necessary licenses, permits, and franchises to carry on its business as now conducted and as proposed to be conducted; and (iii) has duly qualified and is authorized to do business and is in good standing as an entity in each jurisdiction where such qualification is necessary. Borrower has authorized capital of 100,000 shares of voting common stock, and 100,000 shares of non-voting cumulative preferred stock. One thousand (1,000) of the voting common stock are issued and outstanding and all legal and beneficial interests in such stock are owned by Carolina Inventors, Inc., a

South Carolina corporation. As of the date of this Agreement, all of the issued and outstanding stock of Carolina Investors, Inc. is owned legally and beneficially by Emergent Financial.

         7.8 Financial Statements. The financial statements of Borrower for the period ending November 30, 1994, are true and correct and have been prepared in accordance with generally accepted accounting principles, practices and procedures, consistently applied (except for changes in application in which Borrower's accountants concur) and present fairly the financial position of Borrower as of such dates and the results of its operations for such periods. Since November 30, 1994, there has been no adverse change in the condition, financial or otherwise, of Borrower as of such date.

         7.9      Full Disclosure.  The financial statements, referred to in section 7.8 above, this Agreement, and all written statements furnished by Borrower to Lender in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

         7.10 Pending Litigation. There are no proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, any guarantor of the Obligations, or Emergent Group, in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the business, profits or condition (financial or otherwise) of any of them or the ability of Borrower to repay or otherwise perform any of its Obligations to Lender. Neither Borrower, any guarantor of the Obligations, nor Emergent Group, is in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

         7.11 Title to Properties. Borrower has good and marketable title to the Property (including all of the Collateral) it purports to own, free from Liens except as set forth in Borrower's financial statements.

         7.12 Licenses. Borrower has all licenses, permits, and franchises necessary for the conduct of its business which violation or failure to obtain would materially and adversely affect its business or condition (financially or otherwise).

         7.13 Transaction is Legal and Authorized. The execution and delivery of this Agreement and related documents by Borrower, the grant of the Liens to Lender in respect to the Collateral by Borrower, and compliance by Borrower with all of the provisions of this Agreement are valid, legal, binding, and enforceable in accordance with their terms and will not conflict with or result in any breach of any of the provisions of any agreement, bylaws, charter or instrument to which Borrower is a party.

         7.14 Taxes. All tax returns required to be filed by Borrower in any jurisdiction have been filed, and all taxes, assessments, and other governmental charges upon Borrower, or upon any of its properties, income or franchises, which are due and payable, have been paid. The provisions for reserves for taxes on the books of Borrower are adequate for all unaudited Fiscal Years, and for its current fiscal period.

         7.15 Compliance with Law. Borrower: (a) is not in violation of any laws, ordinances, or Rules to which it or its business is subject, and (b) has not used illegal, improper, fraudulent or deceptive marketing techniques or unfair business practices with respect to the Contracts. Borrower has fully complied with all applicable federal statutes and all rules and regulations promulgated thereunder and with all provisions of law of each state whose laws, rules, and regulations relate to the Contracts.

         7.16 Borrower's Office. Borrower's chief executive office is located at the address stated on page one of this Agreement, and Borrower covenants and agrees that it will not, without prior written notification to Lender, relocate said chief executive office.

         7.17     ERISA.  (a) Borrower has no Plan other than those listed in
Exhibit 7.17 attached hereto. (b) No Plan has been terminated or partially terminated or is insolvent or in reorganization, nor has any proceedings been instituted to terminate or reorganize any Plan. (c) Borrower has not withdrawn from any Plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal. (d) Borrower has no withdrawal liability, including contingent withdrawal liability, to any Plan pursuant to Title IV of ERISA. (e) Borrower has no liability to the PBGC other than for required insurance premiums which have been paid when due. (f) No Reportable Event has occurred with respect to a Plan. (g) No Plan has an "accumulated funding deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code. (h) Each Plan is in substantial compliance with ERISA, and Borrower has not received any notice asserting that a Plan is not in compliance with ERISA. Neither Borrower nor any other "party-in-interest" or "disqualified person" has engaged in a "prohibited transaction" as such terms are defined in
Section 4975 of the Internal Revenue Code and Title I of ERISA, in connection with any Plan which would subject a party-in-interest or disqualified person (after giving effect to any exemption) to the tax on prohibited transactions imposed by Section 4975 of the Code or any other liability.

         7.18 Name Changes. Except as disclosed in writing by Borrower prior to the date hereof, such Borrower has not, within the six-year period immediately preceding the date hereof, changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any person.

         7.19 Offices; FTC; Warranties. a. Borrower agrees that it will operate at a licensed location in the jurisdiction requiring such license in conformity with all such licensing and other laws applicable to the purchase of Contracts, including Motor Vehicle Retail Installment Sales Acts, Sales Finance Agency Acts or any other law regulating the business of acquiring Contracts from Dealers. To the extent Borrower does not have a license for each location, it will immediately procure a license or advise Lender of the reason that it is exempt from such licensing requirement or that no such licensing requirement exists in the jurisdiction of such location.

                  b. Borrower is familiar with the Federal Trade Commission's used car rule and is in compliance therewith to the extent Borrower is legally obligated for such compliance.

                  c. In the event Borrower acquires an Auto Contract originated by a Dealer, Borrower will do so only from a Dealer with whom Borrower has entered into and pursuant to the terms of a Dealer Agreement that is enforceable in accordance with its terms against such Dealer. To the extent that Borrower allows Dealers to finance so-called "extended warranty plans," Borrower will (i) ensure that the cost of such plans are disclosed and will be in substantial compliance with all applicable consumer credit laws, including any and all special insurance laws relating thereto to the extent Borrower is legally obligated for such compliance, and (ii) ensure that such plans are underwritten by (x) a major automobile manufacturer, or an affiliate thereof, or (y) a reputable insurance company.


                 ARTICLE EIGHT - FINANCIAL AND OTHER COVENANTS

         Borrower covenants that so long as any portion of the Loan remains unpaid or any Obligation of Borrower to Lender is to be performed or paid, Borrower shall observe all of the covenants and promises contained in this Article Eight.

         8.1 Payment of Taxes and Claims. Borrower shall pay, before they become delinquent, all taxes, assessments, and other governmental charges imposed upon it or its Property or the Collateral and all claims or demands which, if unpaid, might result in the creation of a Lien upon its Property or the Collateral.

         8.2 Uniform Commercial Code Financing Statements and Assignments of Contracts. Prior to any Advance hereunder and at all times all filings of Code financing statements, assignments of the Contracts and all other filings, recordings and action necessary to perfect Lender's Liens granted under this Agreement shall have been filed or recorded and are in effect.

         8.3      Maintenance of Properties and Existence.  Borrower shall:

                  a. maintain insurance with respect to its properties and business against such casualties and contingencies of such types and in such amounts as is customary in such business;

                  b. keep true books, records, and accounts of all its business transactions;

                  c. keep in full force and effect its corporate existence, rights, and franchises, as the case may be; and

                  d. Not violate any laws, ordinances, or governmental rules or regulations to which it is subject which violation might materially and adversely affect the business, profits, the Collateral, Properties, or condition (financial or otherwise) of Borrower so that all Contracts will be valid, binding and legally enforceable in accordance with their terms, subsequent to the assignment thereof to Lender.

         8.4 Opinions of Counsel. Lender shall have the right to receive, upon request made at any time, such opinions of Borrower's outside counsel as Lender shall request, all in scope and substance satisfactory to Lender.
Lender may, without liability to Borrower, cease making Advances until such opinions are received.

         8.5 Guaranties. Borrower shall not become or be liable in respect of any guaranty except by endorsement, in the ordinary course of business, of negotiable instruments for deposit or collection issued in the ordinary course of Borrower's business.

         8.6 Unsubordinated Debt to Borrowing Base. Borrower shall not permit the ratio, calculated as of the last day of each month, of (a) the remainder of (i) aggregate amount of all Debt minus (ii) all Subordinated Debt (numerator), to (b) Borrowing Base (denominator), to be more than: (a) 3:1 prior to December 1, 1995; and (b) 2.5:1, on and after December 1, 1995.

         8.7 Total Debt Ratio. Borrower shall not permit the ratio, calculated as of the last day of each month, of (a) the aggregate amount of all Debt (numerator) to (b) Adjusted Tangible Net Worth (denominator), to be more than the amount indicated opposite the specified time period:

                          Period                            Amount
                          ------                            ------
                          Prior to 12/1/95                  14:1
                          12/1/95 - 11/30/96                12:1
                          12/1/96 and each
                          month thereafter                  10:1

         8.8 Minimum Adjusted Tangible Net Worth. Borrower shall not permit its Adjusted Tangible Net Worth, calculated as of the last day of each month, to be less than the amount indicated opposite the specified time period:

                          Period                            Amount
                          ------                            ------
                          Prior to 12/1/95                  $200,000
                          12/1/95 - 11/30/96                $275,000
                          12/1/96 and each
                          month thereafter                  $400,000

         8.9 Minimum Borrowing Base. Borrower shall not permit its Borrowing Base, calculated as of the last day of each month, to be less than the amount indicated opposite the specified time period:

                          Period                            Amount
                          ------                            ------
                          Prior to 12/1/95                  $  725,000
                          12/1/95 - 11/30/96                $1,000,000
                          12/1/96 and each
                          month thereafter                  $1,250,000

         8.10 Loss Reserves. Borrower shall maintain loss reserves in an aggregate amount which, as of the end of each quarter in each Fiscal Year of Borrower, shall not be less than an amount equal to the Loss Reserve Percentage, multiplied by the Net Contract Payments outstanding as of the date of determination.

         8.11 Minimum Availability. Borrower shall not permit its Excess Availability to be less than, at any time, five percent (5%) of the unpaid balance of the Loan.

         8.12 Charge-Off Policy. Borrower shall establish and implement, in a manner satisfactory to Lender, a policy for charging off the unpaid balance of its delinquent Contracts. Without limiting the generality of the foregoing, Borrower's policy shall provide that on the last day of each quarter in each Fiscal Year, Borrower shall charge off the unpaid balance of all Contracts with respect to which (a) any payment due thereunder is one hundred eighty (180) or more days delinquent, as determined on a contractual basis, or
(b) the Goods which are the subject thereof have been repossessed and sold for an amount which is less than the Contract balance then owing and after application of the sale proceeds to such Contract balance, a deficiency remains.

         8.13 Limitation on Offices. Notwithstanding the provision of this Agreement to the contrary, including Section 5.3, Borrower shall not operate at any branches, offices, or other business locations after the date Borrower enters into this Agreement, other than the locations specified in Section 5.3, without Lender's prior written consent which shall not be unreasonably withheld or delayed.

         8.14 Limitation on Bulk Purchases. Borrower shall not enter into or acquire Contracts as part of or in connection with a Bulk Purchase without Lender's prior written consent which shall not be unreasonably withheld or delayed.

         8.15 Prohibition on Distributions; Structural Changes. Borrower shall not directly or indirectly (a) declare, make, or incur any liability to make any Distribution; or (b) make any change in its organizational structure which could adversely affect repayment of the Loan or other Obligations. Notwithstanding the foregoing, so long as no Event of Default then exists, Borrower may make Distributions to Emergent Financial with respect to the net taxable income earned in any Fiscal Year in an aggregate amount which shall not exceed the product of (a) the highest marginal corporate federal and state income tax rates applicable to Emergent Financial taxable net income, multiplied by (b) Borrower's taxable net income for such Fiscal Year.

         8.16 Intercompany Management Fees. Borrower shall not, directly or indirectly pay in any form (including without limitation salary, bonuses, commissions, fees, and incentive compensation) any fees or other Debt due from Borrower to any Affiliate for services rendered or facilities provided to Borrower by such Affiliate. Notwithstanding the foregoing provisions of this
Section 8.16, Borrower may pay such administrative and overhead expenses (including taxes) as are, from time to time, reasonably allocated to Borrower by Emergent Group, Inc., provided shall allocated expenses to not exceed $30,000 for any Fiscal Year.

         8.17 Transactions with Affiliates. Except as expressly permitted in Section 8.15 and in Section 8.16 above, Borrower shall not sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, Borrower may pay compensation reasonable to employees who are Affiliates.

         8.18 Subordinated Obligations. Except as previously and expressly consented to in writing by Lender or permitted by the terms of the applicable subordination agreement, Borrower shall not directly or indirectly permit (a) any payment to be made in respect of any Subordinated Debt; (b) the amendment, rescission, or other modification of the provisions of any of Borrower's Subordinated Debt in such a manner as to affect adversely Lender's Liens or the prior position of such Liens; or (c) the prepayment or redemption of all or any part of any Subordinated Debt of Borrower.

         8.19 Further Assurances. Borrower shall from time to time execute and deliver to Lender such other documents and shall take such other action as may be requested by Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrower to Lender pursuant to the terms, of this Agreement or any other agreement executed and delivered to Lender by Borrower.

         8.20 Merger; Liquidation. Borrower shall not enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any material portion of its Property, or wind up, liquidate, or dissolve, or agree to do any of the foregoing.

         8.21 Change in Business. Borrower shall not make any material change in its financial structure or in any of its business objectives, purposes, or operations, or in the types of loans or Contracts extended by Borrower or the collateral taken or payment provisions pertaining thereto.

         8.22 Lender's Expenses. Upon demand by Lender, Borrower shall immediately reimburse Lender for all sums expended by Lender which constitute Lender's Expenses, and Borrower hereby authorizes and approves all Advances and payments by Lender on items constituting Lender's Expenses.

         8.23 ERISA. Borrower shall cause each Plan to be qualified within the meaning of Section 401(a) of the Internal Revenue Code and to be administered in all respects in compliance with ERISA and Section 401(a) of the Internal Revenue Code.


                   ARTICLE NINE - INFORMATION AS TO BORROWER

         9.1 Financial Statements. Subject to the requirements of section 12.5, below, Borrower shall submit to Lender the following:

                  a. Within forty-five (45) days after the end of each month in each Fiscal Year, copies of the monthly financial statements of Borrower specified below for such month, and within ninety (90) days after the end of each Fiscal Year, copies of the annual financial statements of Emergent Financial, prepared on a consolidating basis (which must include Borrower and Carolina Investors), specified below for such Fiscal Year: (i) balance sheet;
(ii) statement of income; (iii) statement of cash flow; (iv) statements of changes in stockholders equity (annual financial statements only); (v) statements of material changes of accounting policies, presentations, or principles (annual financial statements only); (vi) upon Lender's request, Borrower's or Emergent Group, Inc.'s corporate tax return prepared by an independent certified public accountant; and (vii) notes to such annual financial statements (annual financial statements only).

                 b. Monthly statements and annual statements shall all be in reasonable detail and, upon Lender's request, shall be certified as complete and correct, subject to change as resulting from year-end adjustments, by the treasurer or chief financial officer of Borrower or Emergent Financial, as applicable. Annual statements shall be accompanied by a report thereon unqualified as to scope by an independent certified public accounting firm selected by Emergent Financial and satisfactory to Lender.

                 c. Within thirty (30) days of the end of the Fiscal Year of Borrower, financial projections for the two following years prepared on a monthly basis.

                 d. Promptly upon receipt thereof, one copy of each audit report, if any, submitted to Borrower or Emergent Financial by independent public accountants in connection with any annual, interim, or special audit or examination made by them of the books of Borrower or Emergent Financial.

                 e. With reasonable promptness, such other information as, from time to time, may be reasonably requested by Lender concerning Borrower or Emergent Financial, including the names and addresses of all Contract Debtors, current Contract balances, a payment history for all Contracts, ageings, insurance claims reports, and charge off and reserve reconciliations.

         9.2 Notices. Borrower shall notify Lender in writing of the following matters at the following times (with each notice describing the subject matter thereof in reasonable detail, and setting forth the action Borrower has taken or proposes to take with respect thereto):

                 a. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default or Event of Default;

                 b. Immediately upon becoming aware of: (i) the assertion by the holder of any capital stock of Borrower or Emergent Financial or Carolina Investors or of any Debt of any of them in an outstanding principal amount in excess of $50,000 that a default exits with respect thereto or that Borrower or Emergent Financial or Carolina Investors is not in compliance with the terms thereof; or (ii) the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                 c. Immediately upon becoming aware of any material adverse change in Borrower's or Emergent Financial's or Carolina Investor's Property, business, operations, or condition (financial or otherwise).

                 d. Immediately becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by any public authority, which may materially and adversely affect the Collateral, repayment of the Obligations, Lender's rights under this Agreement, or Borrower's or Emergent Financial's or Carolina Investor's or Emergent Group's business, Property, operations, or condition (financial or otherwise).

                 e. Immediately becoming aware of any violation of any law, statute, regulation, or ordinance of a public authority applicable to Borrower, or Emergent Financial, or Carolina Investors, or their respective Properties which may materially and adversely affect the Collateral, repayment of the Obligations, Lender's rights under this Agreement, or Borrower's or Emergent Financial's or Carolina Investor's business, Property, operations, or condition (financial or otherwise).

                 f. Any change in Borrower's name, state of incorporation, or form of organization, at least thirty (30) days prior thereto.


                        ARTICLE TEN - CLOSING CONDITIONS

         Lender shall not be obligated to make any Advances to Borrower, unless the following conditions precedent have been satisfied as of each Closing Date, as determined by Lender.

         10.1 Representations and Warranties; Covenants; Defaults. Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with; and there shall exist no Default or Event of Default.

         10.2 Delivery of Documents. Prior to the first Closing Date, Borrower shall have delivered, or caused to be delivered, to the Lender the documents listed on Schedule 10.2 hereto and such other documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than Lender, and in form and substance satisfactory to the Lender and its counsel.

         10.3 Termination of Liens. Prior to the first Closing Date, Lender shall have received duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to Lender, as shall be necessary to terminate and satisfy all Liens on the Collateral of Borrower.

         10.4 Payment of Fees and Expenses. Borrower shall have paid all reasonable fees and expenses of Lender's internal staff counsel, and all special local counsel retained, and all other fees and expenses of Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

         10.5 Required Approvals. Lender shall have received certified copies of all consents or approvals of any public authority or other person which Lender determines is required in connection with the transactions contemplated by this Agreement.

         10.6 No Material Adverse Change. There shall have occurred no material adverse change in Borrower's business or financial condition or in the Collateral since November 30, 1994, and Lender shall have received a certificate of Borrower's chief executive officer to such effect.

         10.7 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents, instruments, guaranties and other assignments incident hereto or contemplated in connection herewith (whether or not forms thereof are annexed hereto as Exhibits), shall be satisfactory in form and substance to Lender and its counsel.


                 ARTICLE ELEVEN - EVENTS OF DEFAULT:  REMEDIES

         11.1 Events of Default. An "Event of Default" shall exist under this Agreement upon the occurrence of any of the following events or conditions (all of which shall conclusively be deemed to be material):

                 a. Interest or Principal. Failure to pay when due or when declared due and payable, the principal of or interest due on the Obligations.

                 b. Payment of Other Sums. Failure to make payment, when required, of any other sums owing by Borrower to Lender (other than principal or interest), pursuant to the terms of this Agreement after ten (10) days written notice from Lender is received by Borrower to pay such sum.

                 c. Warranties or Representations. Any warranty, representation, or other statement made or furnished to Lender by Borrower under this Agreement or in any instrument furnished in compliance with this Agreement shall have been false or misleading in any respect when made or furnished.

                 d. Breach of Covenants. Failure by Borrower to comply with any covenant set forth in this Agreement or any in agreement executed in connection therewith within ten (10) days after notice from Lender to cure.

                 e. Material Adverse Change. Any material adverse change in the business or financial condition of Borrower, or Emergent Financial, Carolina Investors, or Emergent Group.

                 f. Voluntary Bankruptcy, Etc. Borrower shall: (a) file a voluntary petition in bankruptcy or file a voluntary petition or answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debt or for any other relief under the Federal bankruptcy code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action, or proceeding; (b) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer, for it or for all or a part of its Property; (e) make an assignment for the benefit of creditors; or (f) be unable generally to pay its debts as they become due.

                 g. Involuntary Bankruptcy, Etc. An involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, or readjustment of Borrower's debts or for any other relief under the federal bankruptcy code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, action, or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement, or
(ii) an order for relief shall have been entered in such proceeding.

                 h. Receiver, Etc. A receiver, assignee, liquidator, sequestrator, custodian, trustee, or similar officer for Borrower or any part of the Property shall be appointed involuntarily; or a warrant of attachment, execution, or similar process shall be issued against any part of the Property of Borrower and Borrower fails to have such appointment vacated within sixty
(60) days after such appointment, and/or Borrower fails to have such process removed within forty-five (45) days after its issuance.

                 i. Attachment, Judgment, Tax Liens. The issuance or filing against Borrower of any Lien, attachment, injunction, execution, Lien, or judgment for the payment of money in excess of $50,000 which is not discharged in full or stayed within 30 days after issuance or filing.

                 j. Default in Other Agreements. Default in the payment of any sum due under any instrument of indebtedness for borrowed money owed by Borrower to any person or any other default under such instrument of indebtedness which permits such indebtedness to become due prior to its stated maturity or permits the holders of such indebtedness to elect a majority of the board of directors or manage the business of Borrower.

                 k. Loss of License. The loss, revocation, or failure to renew any license, permit, and/or franchise now held or hereafter acquired by Borrower, which is necessary for the continued operation of Borrower's business.

                 l. Liens. If Borrower shall pledge, hypothecate or otherwise give a Lien on any of the Collateral to, or if such Lien shall be obtained by, any person other than Lender.

                 m. Assignment of Agreement. The assignment by Borrower of its rights hereunder.

                 n. Payment of Subordinated Debt. If Borrower makes any payment on account of any Subordinated Debt which is not expressly permitted by the terms of the applicable subordination agreement.

                 o. Breach of Collection Account Agreement. A breach by Borrower of any covenant contained in the Collection Account Agreement.

                 p. Change of Stock Ownership. Emergent Financial shall cease to own, either directly or indirectly, all legal and beneficial title to one hundred percent (100%) of the voting common stock of Borrower, or Emergent Financial or any other affiliate of Emergent Financial shall convey, pledge, or transfer any interest in such stock to any Person.

                 q. Termination Guaranties. Any guaranty of the Obligations, including the Guaranties, shall be terminated, revoked, or declared void or invalid.

         11.2    Default Remedies.

                 Upon the occurrence of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the of the following, all of which are unconditionally and irrevocably authorized by Borrower:

                 a. Accelerate and declare immediately due and payable all Obligations, including all principal and interest.

                 b. Reduce the Advance rate, reduce the Availability, and restrict the amount of any further Advances.

                 c. Cease making any Advances to or for the benefit of Borrower under this Agreement, and terminate further performance under this Agreement and any other agreement between Borrower and Lender.

                 d. In its sole discretion, without liability to any other person, make such payments and do such acts as Lender considers necessary or reasonable: (i) to protect the Collateral and/or its security interest therein; (ii) to prevent any of Borrower's warranties or representations hereunder from being or becoming incorrect, incomplete, or misleading; or (iii) to cause the payment of any sum or performance of any duty of Borrower hereunder.

                 e. Send notice to all Contract Debtors directing them to make full payment of their Contract payments directly to Lender, instead of Borrower. All payments received by Borrower contrary to this subsection 11.1.e. shall be received in trust for the exclusive right of Lender, shall be segregated from other funds of Borrower, and shall forthwith be delivered to Lender.

                 f. Enter any and all premises where the Collateral is located and take possession of the Collateral and/or require Borrower, at Borrower's expense, to assemble the Collateral and either immediately deliver all of the Collateral to Lender or make it available for delivery to Lender at a place or places designated by Lender. Should Lender exercise its right to possession of the Collateral hereunder, Borrower waives its right, if any, that Lender post a bond or any other type of security.

                 g. Require Borrower to deliver to Lender all of the Contracts, and other documents representing the Collateral and to exercise, in Borrower's name, all of Borrower's rights thereunder.

                 h. Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as is commercially reasonable. Any deficiency in the Obligations which exists after disposition of the Collateral, as provided above, will be immediately paid by Borrower. Any excess will be returned to Borrower by Lender, subject, however, to the rights of the holders of other Liens on the Collateral. Unless a longer period is required by the Code, five days notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Lender shall designate in said notice. Lender shall have the right to bid at such sale on its own behalf. Out of proceeds arising from any such sale, Lender shall retain all costs and charges, including attorneys' fees for pursuing, reclaiming, taking, keeping, storing, and advertising such Collateral for sale, selling and any and all other charges and expenses in connection therewith. Any balance shall be applied upon the Obligations of Borrower to Lender; and in the event of deficiency, Borrower shall remain liable to Lender. Lender may, from time to time, attempt to sell all or any part of the Collateral by a private placement restricting the bidders and prospective purchasers. In so doing, Lender may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of purchasers deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than three such purchasers then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

                 i. Terminate this Agreement as to any future obligation of Lender, but without affecting Lender's rights or remedies, or Borrower's Obligations, under this Agreement. Neither such termination, nor the termination of this Agreement by lapse of time, the giving of notice, or otherwise shall absolve, release, or otherwise affect the liability of Borrower in respect of transactions had prior to such termination, nor affect any of the Liens, security interests, rights, powers and remedies of Lender, but they shall, in all events, continue until all Obligations of Borrower to Lender are satisfied.

                 j. Exercise any and all other rights and remedies available under the Code, this Agreement, any other agreement with Borrower, or available at law or in equity, to enforce Lender's rights in the Collateral and obtain payment and performance of the Obligations.

                 k. Appropriate and apply to any of the Obligations, any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies, whether accrued or not, due or owing to Borrower or held by Lender hereunder, or under any other agreement.

         11.3 Remedies Cumulative. Borrower waives the right to require the filing of an undertaking or a bond by Lender in connection with its exercise of
any of the rights and remedies specified in section 11.2, above.   All
undertakings of Borrower and the remedies of Lender contained in this Agreement, or in any documents referred to herein concurrently or hereafter entered into, shall be deemed cumulative. The failure or delay of Lender to exercise or enforce any rights or remedies under this Agreement or under any of the aforesaid agreements or with respect to the Collateral shall not operate as a waiver of such rights and remedies, but all such rights and remedies shall continue in full force and effect until payment of all Loans and other Obligations shall have been fully satisfied, and all rights and remedies herein provided for are cumulative and none are exclusive.

         11.4 Waiver of Right of Offset. No portion of the Loan or other Obligations secured by this Agreement shall be or deemed to be offset or compensated by all or any part of any claims, causes of action, counterclaims or counterclaim, whether liquidated or unliquidated, which Borrower may have against Lender.


                            ARTICLE TWELVE - GENERAL

         12.1 Invalidated Payments. To the extent Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, receiver, custodian, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         12.2 Application of Code to Agreement. Any additional remedies available to Lender under the applicable provisions of the Code not specifically included herein shall be deemed a part of this Agreement and Lender shall have the benefit of any such additional remedies.

         12.3 Parties, Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective successors and assigns.

         12.4 Notices. All notices, demands, or consents by any party on the other relating to this Agreement shall, except as otherwise provided herein, be in writing and sent by certified mail, return receipt requested. Notices shall be deemed received on the third Business Day after being deposited in a United States post office box, postage prepaid, properly addressed to Borrower or to Lender at the mailing address stated on page one of this Agreement or to such other addresses as Borrower or Lender may from time to time specify in writing. Notices may also effectively be given by confirmed transmittal over electronic transmitting devices such as NBI, TWIX, Telex or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices sent by electronic transmitting device shall be deemed received on the date of confirmed transmittal.

         12.5 Accounting Principles. All accounting computations required to be made for the purposes of this Agreement and all financial statements required under this Agreement shall be done or prepared in accordance with GAAP, except where such principles are inconsistent with the express requirements of this Agreement.

         12.6 Total Agreement. This Agreement and all other agreements referred to herein or delivered in connection herewith shall constitute the entire agreement between the parties relating to the subject matter hereof, shall rescind all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and shall not be changed or terminated orally.

         12.7 Governing Law. This Agreement and all transactions hereunder, and all the rights and obligations of the parties hereto, shall be governed by the laws of the state of New Jersey, without reference to its conflict of law rules.
                                                                      /s/ KBG
                                                                      --------
                                                                      INITIALS

         12.8 Survival. All warranties, representations, and covenants made by Borrower under this Agreement shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of the Note regardless of any investigation made by Lender or on its behalf.

         12.9 Time of the Essence. Borrower acknowledges and agrees that time is of the essence with respect to all of its obligations hereunder.

         12.10 Power of Attorney. Borrower hereby appoints Lender, and its agents and designees, the true and lawful agents and attorneys-in-fact of Borrower, with full power of substitution, to do any of the following upon the occurrence and continuation of an Event of Default: (a) receive, open, and dispose of all mail addressed to Borrower relating to the Collateral; (b) notify and direct the United States Postal Service authorities by notice given in the name of Borrower and signed on its behalf, to change the address for delivery of all mail addressed to Borrower relating to the Collateral to an address to be designated by Lender, and to cause such mail to be delivered to such designated address where Lender may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral in which Lender has a security interest hereunder and any documents relative thereto, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money order or other form of payment or on Collateral or security of any kind and to effect the deposit and collection thereof, and Lender shall have the further right and power to endorse the name of Borrower on any documents otherwise relating to such Collateral; (c) sign the name of Borrower to drafts against Contract Debtors or other account debtors, to send notices to such Contract Debtors or account debtors, to execute on behalf of Borrower assignments, notices of assignments, financing statements and other public records and notices on all other instruments or documents; and (d) do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the Liens and rights of Lender created under this Agreement. Borrower agrees that neither Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law. The powers granted hereunder are coupled with an interest and shall be irrevocable until the Loan and all other Obligations are paid in full. Lender shall have the right to apply all money or security otherwise due to Borrower to the payment of any of the Advances or other sums payable pursuant to this Agreement at such time and in such order of application as Lender may determine.

         12.11   Arbitration.

                 (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based upon or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwith-standing any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitration shall be conducted within Camden County, New Jersey, or such other county as Borrower and Lender may agree. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (b) No provision of this section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

         12.12 Litigation. Subject to the provisions of section 12.11, state and federal courts located in the state of New Jersey shall have jurisdiction

(but not exclusive jurisdiction) to hear and determine any claims or disputes between Borrower and Lender, pertaining to this Agreement. Borrower waives any right it may have to assert the doctrine of forum non conveniens or object to such venue. Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts.
                                                                      /s/ KBG
                                                                      --------
                                                                      INITIALS

         12.13 Severability. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Agreement.

         12.14 Participating Lender's Security Interests. If a Participant shall at any time, with Borrower's knowledge, participate with Lender in the Loan, Borrower grants to each such Participant and Lender and each such Participant shall have and are hereby given, a continuing security interest and Lien on any money, securities, and other Property of Borrower in the custody of the Participants, including the right of setoff, to the extent of the Participant's participation in the Obligations, and such participant shall be deemed to have the same right of setoff to the extent of Participant's participation in the Obligations under this Agreement as it would have if it were the direct lender.

         12.15 Jury Trial Waiver, Etc. SUBJECT TO THE ARBITRATION PROVISION OF SECTION 12.11, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) AND THE RIGHT TO IMPOSE ANY NON-COMPULSORY COUNTERCLAIM IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND (REGARDLESS OF THE THEORY OF LIABILITY SUCH AS TORT AND NON-TORT THEORIES) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OBLIGATIONS, OR THE COLLATERAL. BORROWER EXPRESSLY ACKNOWLEDGES THE INCLUSION OF THIS JURY TRIAL WAIVER THROUGH THE INITIALS OF ITS DULY AUTHORIZED REPRESENTATIVE.

                                                                      /s/ KBG
                                                                      --------
                                                                      INITIALS

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

LENDER AND SECURED PARTY          BORROWER

Agreed to, accepted, and signed at         Premier Financial Services, Inc.,
Cherry Hill, New Jersey                    a South Carolina corporation


BankAmerica Business Credit,
Inc., a Delaware corporation              by
                                             --------------------------------
                                                 Keith B. Giddens,
                                                 Chief Executive Officer

by                                        by
  ----------------------------              --------------------------------
  Joseph F. Pignotti,                            H. Kim Bullard, Secretary
  Executive Vice President

                                EXHIBIT 1.16 TO
                          LOAN AND SECURITY AGREEMENT

                          COLLECTION ACCOUNT AGREEMENT

         This Collection Account Agreement ("Agreement") is made as of April
  , 1995, by and between BankAmerica Business Credit, Inc. ("Lender"), a Delaware corporation, doing business as BA Business Credit, Inc., located at 200 Lake Drive East, Suite 201, Cherry Hill, New Jersey 08002; ________________ ("Bank") located at ______________________; and Premier Financial Services, Inc. ("Company"), a South Carolina corporation, located at 415 A Farrs Bridge Road, Greenville, South Carolina 29610.


                                   WITNESSETH

         Whereas, Company authorizes and/or has established with Bank, at its office specified above Special Depository Account No. _________________ with the title _______________________ ("Collection Account"); and

         Whereas, Company has, pursuant to a financing agreement, pledged, assigned, and granted to Lender a continuing security interest in certain property described therein, including, without limitation, all present and future accounts, contract rights, instruments, documents, chattel paper and general intangibles of Company, and all proceeds thereof, which may from time to time be deposited in the Collection Account.

         NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties agree as follows.

                                   AGREEMENT

         1. Deposits into Collection Account. Company agrees that all payments, whether in cash, by check or other instrument, or otherwise, received by Company from its customers shall be deposited by Company in the Collection Account. Company shall furnish to Lender each day a collection report setting forth, in such reasonable detail as Lender may request, the deposits made during each day in the Collection Account, together with a copy of each deposit slip issued in connection with such deposits.

         2. Collection Account Drawing Rights. Company authorizes and directs that the sole signatories authorized to withdraw amounts from, to draw upon, or to otherwise exercise any powers with respect to, the Collection Account and the funds deposited therein, are and shall be the employees of Company identified on Exhibit "A" attached hereto and made a part hereof, and the officers or agents of Lender identified on Exhibit "B" attached hereto and made a part hereof or such other persons as Lender may from time to time designate in writing to Bank. Funds deposited into the Collection Account may be withdrawn subject to the Bank's funds availability schedule applied to corporate (wholesale or non-retail) accounts, at any time or from time to time. Until such time as Lender gives Bank Notice described in paragraph 6. hereof, the parties agree that all funds deposited in the Collection Account from time to time shall be held by Bank for Company, shall be the property of Company, and all collected funds may be withdrawn, at any time or from time to time, by
check, draft, wire transfer, or otherwise as Company shall determine.   After
receipt of Notice from Lender in accordance with paragraph 6., below, all funds deposited in the Collection Account shall be held by Bank for Lender, shall be the property of Lender, and may be withdrawn from time to time by Lender, and Company shall have no further authority to withdraw any amount from, to draw upon, or to otherwise exercise any powers as a depositor or owner with respect to the Collection Account and the funds deposited therein. Company shall not give, and Bank shall not honor, any instructions to change the authorized signatories on the Collection Account unless such instructions are given, or approved, in writing by Lender.

         3. Security Interest in Items to be Deposited. Lender and Company agree that all checks, money orders, and other evidences of payment deposited in the Collection Account, which checks will be made payable to Company without Company's endorsement, from time to time shall be held by Bank for Company or Lender, as appropriate, and subject to the security interest of Lender.

         4. Charges to Collection Account. Bank will not charge or debit, or exercise any right of offset or banker's Lien against, the Collection Account except as provided below. Bank may charge the Collection Account for any items deposited in the Collection Account which are returned for any reason or otherwise not collected and may charge the Collection Account for all service charges, commissions, expenses, and other items ordinarily chargeable to the Collection Account. If there are not sufficient funds in the Collection Account to pay such amounts, then Company agrees to pay Bank within ten business days of written demand all such amounts, regardless of any other collection efforts Bank may have expended. If Company does not pay Bank such amounts within ten business days, then Lender agrees to pay Bank within ten business days of written demand (i) all service charges, commissions, and expenses ordinarily chargeable to the Collection Account, and (ii) after delivery of the Notice from Lender in accordance with paragraph 6., items deposited in the Collection Account which are returned for any reason or not collected otherwise. Company and Lender acknowledge Company is obligated to pay all customary and reasonable Bank charges resulting from the Collection Account. Company agrees to reimburse Lender for any monies that Lender forwards to Bank in settlement of any charges as detailed above. In the absence of willful misconduct on the part of Bank, Company agrees to bear all risk of loss associated with the Collection Account. Bank hereby agrees to accept cash payment in lieu of balances as compensation for service charges incurred on, or normally charged to, the Collection Account.

         5. Collection Account Records. Company hereby instructs Bank and Bank agrees to furnish to Lender, with a copy to Company, bank statements with respect to the Collection Account which are customarily provided to customers of Bank at the times such statements are normally provided to customers of Bank, through the normal method of transmission, U.S. Mail. Additionally, Company hereby instructs Bank and Bank agrees to make available to Lender and Company, upon request, copies of all daily debit and credit advices of the Collection Account.

         6. Bank's Notice. Bank will take the following actions upon receipt of written notice ("Notice") from Lender:

                 a. Bank shall (and in the event of such a Notice, Company hereby irrevocably authorizes and instructs Bank to) cease honoring all drafts, demands, withdrawal requests, or remittance instructions by Company made after receipt of Notice.

                 b. Following the receipt of the Notice and at all times thereafter, Bank shall hold solely for the account of Lender all funds which may be on deposit in the Collection Account at the time the Notice is received by Bank and all funds thereafter deposited into the Collection Account, and Bank will remit all such collected funds (subject to paragraph 4., above) directly to Lender, in accordance with

Bank's procedures then in effect as the funds are collected, by electronic transfers to the account indicated below.

         After receipt of the Notice, Bank hereby agrees and acknowledges that all collected funds in the Collection Account shall be forwarded by wire transfer to BA Business Credit, Inc., account number 910-2-693307 ("Concentration Account"), at Chase Manhattan Bank, New York, New York, ABA No. 021000021, or such other bank as Lender may from time to time designate in writing and, on a daily basis, Bank will initiate an automated clearing house transfer to move collected funds from Bank to the Concentration Account and Lender shall have sole control over the Collection Account and the sole right to exercise and enforce all rights and remedies with respect thereof. The Notice shall be effective when it is received by Bank in writing at the address set forth in paragraph 9., below (or at such other address as Bank may specify by written notice received by Lender) and when Bank has had a reasonable time, based upon the same standards as those applicable to payment and stop payment instructions generally, to act thereon.

         7. Termination. Upon receipt of Lender's prior written consent, this Agreement may be terminated by Bank or Company at any time by giving 30 days prior written notice to the other party.

         8. Modification of Agreement. This Agreement cannot be changed, modified or terminated without the written consent of Lender.

         9. Notices. All notices or demands by any party on the other relating to this Agreement shall, except as otherwise provided herein, be in writing. Notices shall be deemed received within five business days after being deposited in a United States post office box, postage prepaid, properly addressed to Company, Lender, or to Bank at the addresses stated below, subject to the earlier receipt thereof as described in paragraph 6.(b). Notices may also effectively be given by transmittal over electronic transmitting devices such as NBI, TWIX, Telex or telecopy machine, if the party to whom the notice is being sent has such a device in its office, provided a complete copy of any notice so transmitted shall also be mailed in the same manner as required for a mailed notice. Notices given by electronic transmitting devices shall be deemed effective on the day of transmission. All notices, including telephone notices, daily debit and credit advices, monthly statements of account, photocopies, returned items and general correspondence shall be sent to the following addresses and, where applicable given at the following telephone numbers or to such other person or address as any party shall designate to the others from time to time in writing:

                 A.       BankAmerica Business Credit, Inc.
                          200 Lake Drive East, Suite 201
                          Cherry Hill, NJ 08002
                          Attention: Cindy Contini
                          Telephone: 609-482-9500
                          Facsimile: 609-482-7075

                 B.       Premier Financial Services, Inc.
                          415 A Farrs Bridge Road
                          Greenville, SC 29610
                          Attention: Kim Bullard
                          Telephone: 803-246-6159
                          Facsimile: 803-246-2327

                 C.


                          Attention:
                          Telephone:
                          Facsimile:

         10. Notice of Legal Process. If Bank receives any notice of legal process of any kind relating to Company, Bank shall use its best efforts to give reasonable oral notice to Lender of such legal process.

         11. Indemnification. Company hereby agrees to indemnify and hold Bank harmless from and against any and all liabilities, losses, costs, and expenses incurred directly or indirectly by Bank as a consequence of Bank executing this Agreement and performing its obligations hereunder, including reasonable attorney's fees. Under no circumstances will Bank be liable for any consequential or special damages to Company, Lender or any third party, as a result of this Agreement.

         12. Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties and shall be governed by and construed in accordance with the laws of the state of New Jersey.

         13. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all such counterparts together shall constitute one and the same instrument.

         14. Agreement Duly Authorized. All parties hereto represent and warrant that they have taken all actions and obtained all authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above.

                       "LENDER"

                       BankAmerica Business Credit, Inc.,
                       a Delaware corporation


                       By:
                          -------------------------------------------
                         Joseph F. Pignotti, Executive Vice President

                       "COMPANY"

                       Premier Financial Services, Inc.,
                       a South Carolina corporation


                       By:
                          -------------------------------------------

                                       Keith B. Giddens, Chief Executive Officer

                                   "BANK"

                                   --------------------------------------------



                                   By
                                     -------------------------------------

                                   ---------------------------------------
                                   Name and Title

                                   Accepted this ___day of April___, 1995.

                                  EXHIBIT "A"
                                       TO
                          COLLECTION ACCOUNT AGREEMENT


                          Authorized Persons - Company



                 Name                Signature Exemplar
                 ----                ------------------
         1.
               ---------------       -----------------

         2.
               ---------------       -----------------

         3.
               ---------------       -----------------

                                  EXHIBIT "B"
                                       TO
                          COLLECTION ACCOUNT AGREEMENT


                          Authorized Persons - Lender



                 Name                Signature Exemplar
                 ----                ------------------
         1.
               ---------------       -----------------

         2.
               ---------------       -----------------

         3.
               ---------------       -----------------

                                  SCHEDULE 5.3
                                       TO
                          LOAN AND SECURITY AGREEMENT

           [LOCATION OF BORROWER'S BOOKS AND RECORDS AND COLLATERAL]


                           415 A Farrs Bridge Road
                           Greenville, SC 29610

                           4126 Clemson Boulevard
                           Suite 2C
                           Anderson, SC 29621

                                EXHIBIT 7.17 TO
                          LOAN AND SECURITY AGREEMENT

                                [LIST OF PLANS]


                                      NONE

                                 SCHEDULE 10.2
                                       TO
                          LOAN AND SECURITY AGREEMENT

                      [LIST OF REQUIRED CLOSING DOCUMENTS]


         Lender shall have received on or before the first Closing Date all of the following documents which shall be satisfactory to Lender in form and content:

                 1. Certificate of Secretary

                 2. UCC-1 financing statements

                 3. Certificate of good standing

                 4. Opinion of Borrower's counsel

                 5. Certificate of Borrower's chief financial officer

                 6. Continuing Guaranty of Carolina Investors and Emergent
                    Financial

                 7. Certificate of Secretary of Carolina Investors and Emergent
                    Financial

                 8. Opinion of Carolina Investor's Counsel Re Haskett Realty
                    Corp. lawsuit

                 9. Collection Account Agreement

                 AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

         This Amendment No. 1 to Loan and Security Agreement ("Amendment") is entered into as of January 16, 1996, by and between BankAmerica Business Credit, Inc., a Delaware corporation ("Lender"), and Premier Financial Services, Inc. ("Borrower"), a South Carolina corporation.

                                    RECITALS

         This Amendment is entered into in reference to the following facts:

                 (a) Borrower and Lender entered into a certain Loan and Security Agreement, dated as of April 10, 1995 (the Loan and Security Agreement, as amended, modified, and supplemented prior to the date hereof being hereinafter referred to as the "Loan Agreement"). The Loan Agreement and all other documents evidencing the loan documented thereby and the security therefore are hereinafter collectively referred to as the "Loan Documents."
All capitalized terms, not expressly defined herein, shall have the meanings ascribed thereto in the Loan Documents.

                 (b) Borrower's Obligations under the Loan Documents have been guaranteed by Carolina Investors, Inc., a South Carolina corporation, and Emergent Financial Corporation, a South Carolina corporation (individually, "Guarantor" and collectively, "Guarantors"), under Continuing Guaranties, dated April 10, 1995.

                 (c) Borrower desires to amend the Loan Agreement. Lender is willing to amend the Loan Agreement subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.


                   ARTICLE ONE - AMENDMENTS TO LOAN AGREEMENT

2        Amendment of Section 1.2.  Section 1.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "1.2     Adjusted Tangible Net Worth  means, at any date, the
         remainder of (a) net book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets of Borrower would be shown on a balance sheet of Borrower at such date prepared in accordance with GAAP, minus (b) the amount at which its liabilities (other than capital stock, surplus, and retained earnings) would be shown on such balance sheet and the Repossession Inventory Adjustment, and including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the footnotes thereto."

         2.1 Amendment of Section 1.8. Section 1.8 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "1.8     Availability shall mean, as of any date of
         calculation, the Advance Rate multiplied by the aggregate amount of all Net Contract Payments to be made under all of Borrower's Eligible Contracts."

         2.2     Deletion of Subsections 1.24 l and n.  Subsections 1.24 l and
1.24 n of the Loan Agreement are hereby deleted from the Loan Agreement in their entirety and shall be of no further force or effect.

         2.3 Amendment of Section 1.54. Section 1.54 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "1.54    Total Credit Facility shall mean $6,000,000."

         2.4 Amendment of Article One. Article One of the Loan Agreement is hereby amended by the addition of 11 new sections, numbered 1.56, through and including 1.66, which shall read in their entirety as follows:

                 "1.56    Adjusted Net Earnings from Operations means, with
         respect to any fiscal period of Borrower, Borrower's net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, less any and all of the following included in such net income:
         (a) gain arising from the sale of capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by Borrower in the form of cash distributions; (e) earnings of any person to which assets of Borrower shall have been sold, transferred or disposed of, or into which Borrower shall have been merged or which has been a party with Borrower to any consolidation or other form of reorganization, prior to the date of such transaction;
         (f) gain arising from the acquisition of any debt or equity security of Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other nonrecurring transaction.

                 1.57 "Interest Coverage Ratio" means, for any period, the ratio of (a) Adjusted Net Earnings from Operations for such period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from Operations: (i) tax expense and (ii) total interest expense over (b) total interest expense during such period.

                 1.58 Actual Charge Off Percent means, as of any date of calculation, the percent (rounded to the nearest whole percent) resulting from dividing (a) the aggregate amount of all of Borrower's Net Charge Off's during each of the twelve (12) months immediately preceding the date of calculation, by (b) the average monthly amount of Borrower's Net Contracts Payments outstanding as of the last day of each of those twelve (12) months.

                 1.59 Advance Rate means (a) eighty-five percent (85%) minus (b) the sum of the Charge Off Adjustment Percent plus the Delinquency/Repossession Adjustment Percent.

                 1.60 Charge Off Adjustment Percent means the excess, calculated as of the first day of each month, of the Actual Charge Off Percent over three percent (3%).

                 1.61 Delinquency/Repossession Adjustment Percent means, as of any date of calculation, (a) one percent (1%) when the average Delinquency/Repossession Percent for the two months immediately preceding such date is greater than six percent (6%), but less than seven percent (7%), and (b) two percent (2%) when the average Delinquency/Repossession Percent for the two months immediately preceding such date is equal to or greater than seven percent (7%).

                 1.62 Delinquency/Repossession Percent means the percent (rounded to the nearest whole percent), calculated as of the first day of each month, by dividing (a) the aggregate amount of the Net Contract Payments owing under all of Borrower's Contracts with respect to which any payment due thereunder is more than sixty (60) days past due, as determined on a contractual basis, as of the last day of each of the three (3) months immediately preceding the date of calculation, plus the Repossession Value of all Vehicles which Borrower has repossessed but has not sold as of the date of calculation, by (b) the average monthly amount of Borrower's Net Contracts Payments outstanding as of the last day of each of those three (3) months.

                 1.63 Repossession Value means, as of any date of determination, the lesser of (a) the Net Contract Payments then owing under a Vehicle Contract with respect to which the subject Vehicle has been repossessed by Borrower, or (b) the value of such Vehicle, as determined by the then most recently published edition of the Guide and Black Book, as appropriate.

                 1.64 Vehicle Contract means a Contract which is a motor vehicle retail installment Contract and a Contract arising from a loan made by Borrower to a Contract Debtor and secured by a Lien on a Vehicle.

                 1.65 Guide and Black Book means, respectively, the National Automobile Dealers Association Official Used Car Guide and the National Auto Research Black Book. In the event that either of those publications shall, at any time, cease to be published, then Lender shall, in its sold discretion, select a comparable publication.

                 1.66 Repossession Inventory Adjustment means, as of any date of calculation, the Repossession Value of all Vehicles with respect to which more than ninety (90) days have elapsed since the date such Vehicles were repossessed by Borrower without having been sold during such ninety (90)-day period."

         2.5 Amendment of Section 3.1. Section 3.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "3.1     Interest Rate.  The Loan, until paid in full, shall
         bear interest on the unpaid principal balance thereof from the initial funding date of each Advance, at the Reference Rate plus three-quarters of one percent (0.75%) per annum. The interest rate shall be adjusted as, when, and effective as of the date any change in the Reference Rate occurs. Changes in the Reference Rate shall occur without notice or demand of any kind."

         2.6 Amendment of Section 4.1. Section 4.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "4.1     Term of Agreement and Loan Repayment.  This Agreement
         shall have a term commencing on April 10, 1995, and terminating on December 31, 1997 ('Maturity Date'). The Loan shall be due and payable in full on the Maturity Date without notice or demand and shall be repaid to Lender by a wire transfer of immediately available funds. Borrower may terminate this Agreement prior to the Maturity Date by: (a) giving Lender at least sixty (60) days prior notice of intention to terminate this Agreement; (b) paying and performing, as appropriate, all Obligations on or prior to the effective date of termination; and (c) paying to Lender an early termination fee equal to (i) one percent (1%) of the Total Credit Facility in the event the effective date of termination is before December 20, 1996; and (ii) one-half of one percent (.5%) of the Total Credit Facility in the event the effective date of termination occurs on or after December 20, 1996, but before December 31, 1997. No early termination fee shall apply thereafter. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender may immediately terminate further performance under this Agreement without notice or demand."

         2.7 Amendment of Section 6.4. The phrase "seven and one-half percent (7.5%)," appearing in Section 6.4 of the Loan Agreement, is hereby amended to be "five (5.0%) percent."

         2.8 Amendment of Section 8.7. Section 8.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "8.7     Total Debt Ratio.  Borrower shall not permit the
         ratio, calculated as of the last day of each month, of (a) the aggregate amount of all Debt to (b) Adjusted Tangible Net Worth, to be more than: (a) 15 to 1 prior to December 1, 1996, and (b) 10 to 1 thereafter."

         2.9 Deletion of Section 8.8. Section 8.8 of the Loan Agreement is hereby deleted from the Loan Agreement in its entirety and shall be of no further force or effect.

         2.10 Deletion of Section 8.9. Section 8.9 of the Loan Agreement is hereby deleted from the Loan Agreement in its entirety and shall be of no further force or effect.

         2.11 Amendment of Section 8.16. Section 8.16 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                 "8.16    Intercompany Management Fees.  Borrower shall not,
         directly or indirectly pay in any form (including without limitation salary, bonuses, commissions, fees, and incentive compensation) any fees or other Debt due from Borrower to any Affiliate for services rendered or facilities provided to Borrower by such Affiliate. Notwithstanding the foregoing provisions of this Section 8.16, Borrower may pay such administrative and overhead expenses (including taxes) as are, from time to time, reasonably allocated to Borrower by Emergent Group, Inc., provided: (a) the amount paid to Emergent Group, Inc. as a management fee in any Fiscal Year does not exceed the greater of thirty thousand dollars ($30,000) or thirty-four percent (34%) of the Borrower's Adjusted Net Earnings from Operations for such Fiscal Year, before provision for income taxes for such period (with the provision for income taxes being calculated for Borrower without reference to the taxable income of any other Person); and (b) no Default or Event of Default exists at the time of such payment."

         2.12 Amendment of Article Eight. Article Eight of the Loan Agreement is hereby amended by the addition of a new section, numbered 8.24, which shall read in its entirety as follows:

                 "8.24    Interest Coverage Ratio.  Commencing with the quarter
         ending March 31, 1996, Borrower will maintain an Interest Coverage Ratio, calculated as of the last day of each quarter in each Fiscal Year for the period commencing on the first day of such Fiscal Year to the date of calculation, of not less than 1.15 to 1."

         2.13 Amendment of Section 11.1. Section 11.1 of the Loan Agreement is hereby amended by the addition of a new subsection "r," which shall read in its entirety as follows:

                 "r.      the Delinquency/Repossession Percent is at any time
         greater than eight percent (8%)."


                  ARTICLE TWO - REPRESENTATIONS AND WARRANTIES

         2.1 Borrower's Representations, Warranties, and Covenants. Borrower hereby represents and warrants that (a) the execution and delivery of this Amendment and compliance by Borrower with all of the provisions of this Amendment (i) are within the powers and purposes of Borrower; (ii) have been duly authorized or approved by Borrower; and (iii) when executed and delivered by or on behalf of Borrower, will constitute valid and binding obligations of Borrower, enforceable in accordance with its terms; (b) Borrower has no offsets or counterclaims against Lender or defenses to the payments due under the Loan Documents; (c) Lender has a first perfected security interest in the Collateral for the Loan; and (d) the recitals in this Amendment are true. Borrower reaffirms its obligation to pay all amounts due Lender under the Loan Documents in accordance with the terms thereof, as modified hereby.


                       ARTICLE THREE - GENERAL PROVISIONS

         3.1 Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Documents and all liens and security interests created thereby shall remain unmodified and in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provision, condition, or covenant contained therein or any rights, power, or remedy granted therein.

         3.2 Construction of Amendment. Each party hereto has cooperated in the drafting and preparation of this Amendment and, as a result, this Amendment shall not be construed against any party. This Amendment may be amended or modified only by a written agreement signed by the parties hereto. This Amendment may be executed in counterparts.

         3.3 Parties, Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         3.4 Total Agreement. This Amendment, and all other agreements referred to herein or delivered in connection herewith, shall constitute the entire agreement between the parties relating to the subject matter hereof and shall not be changed or terminated orally.

         3.5 Severability. To the extent any provision of this Amendment is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of the Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

                                     "BORROWER"

                                     Premier Financial Services, Inc.,
                                     a South Carolina corporation


Dated:  January 16, 1996             By: /s/
                                         -------------------------------
                                         Keith B. Giddens,
                                         Chief Executive Officer

Dated:  January 16, 1996             By: /s/
                                         -------------------------------
                                         H. Kim Bullard, Secretary

                                     "LENDER"

                                     BankAmerica Business Credit, Inc.,
                                     a Delaware corporation

Dated:  January __, 1996             By: /s/
                                         ------------------------------
                                           Joseph F. Pignotti,
                                           Executive Vice President


                             GUARANTY REAFFIRMATION

         In consideration of the agreements and amendments made by the Lender in this Amendment and to induce the Lender to take such action (acknowledging that the Lender would not do so without this reaffirmation and consent), each Guarantor hereby ratifies, reaffirms, and continues in full force and effect the Guaranties. The Guaranties shall each continue for all purposes notwithstanding the amendments, modifications, and other actions embodied in this Amendment.

         Each Guarantor represents, acknowledges, and agrees that each Guaranty constitutes the valid, legally binding, joint and several obligations of the each Guarantor, enforceable against him/her/it in accordance with its terms and that the liability of Guarantors under the Guaranties shall not be affected in any way by the execution and delivery of this Amendment or by the consummation of the transactions contemplated thereby.


                                     "GUARANTORS"

                                     Carolina Investors, Inc.,
                                     a South Carolina corporation



Dated:  January 14, 1996             By: /s/
                                        ---------------------------------
                                        Keith B. Giddens,
                                        Chief Executive Officer

                                        Emergent Financial Corporation,
                                        a South Carolina corporation


Dated:  January 14, 1996             By: /s/
                                        ---------------------------------
                                        Keith B. Giddens,
                                        Chief Executive Officer